CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated April 23, 1999 on the 1999 financial statements of New York Equity Fund series of New York State Opportunity Funds referred to therein, in Post Effective Amendment No. 5 to the Registration Statement on Form N-1A, file No. 333-17381, as filed with the Securities and Exchange Commission.

                                                         McGladrey & Pullen, LLP

New York, New York
July 26, 2000